EXHIBIT 99.1

LOOP INDUSTRIES CLOSES $4.5MM PRIVATE PLACEMENT

MONTREAL, January 15, 2019 (GLOBE NEWSWIRE) -- Loop Industries, Inc. (Nasdaq:LOOP) ("Loop" or the "Company"), a leading technology innovator in sustainable plastic, today announced the closing of a private placement resulting in aggregate gross proceeds of $4.5 million.

“I am pleased to announce the closing of a $4.5 million private placement, which was led by existing shareholders who continue to see the financial and environmental value that Loop’s technology is capable of delivering,” said Daniel Solomita, Founder & CEO, Loop Industries. “We continue to make meaningful progress to commercialize our groundbreaking technology including a new alliance agreement with thyssenkrupp and a multi-year framework agreement with the Coca-Cola system’s Cross Enterprise Procurement Group. With this momentum behind us, I am more confident than ever that Loop is well positioned to transform the global PET plastic and polyester fiber market and meet the demand from global consumer brands for 100% sustainable PET.”

The Company has issued notes in the aggregate principal amount of $4.5 million and related warrants to acquire 50% of the shares issued upon the exercise of the notes (“Warrant Shares”). The notes bear interest at a rate of 8% per annum and mature 365 days from issuance (“Maturity Date”). Upon the Maturity Date, the outstanding principal amount of the notes shall automatically convert into fully paid shares of common stock of the Company (“Common Stock”) at a price per share equal to $8.10, subject to anti-dilution rights (“Conversion Price”). All accrued and unpaid interest may be paid in cash or in shares of Common Stock, at the discretion of each investor.

The per share purchase price for each Warrant Share shall be equal to 115% of the Conversion Price. The warrant expires 24 months from the date of issuance.

The current financing will provide additional liquidity for general corporate and working capital purposes, which includes commercialization of our technology and our research and development efforts.

We continue to pursue additional options to finance our long-term growth strategy as we look to deploy our technology through our two commercial models.

About Loop Industries, Inc.

Loop Industries, Inc. (“Loop” or “the Company”) is a technology company whose mission is to accelerate the world’s shift toward sustainable plastic and away from our dependence on fossil fuels. Loop’s patented and proprietary technology decouples plastic from fossil fuels by depolymerizing waste polyester plastic and fiber to its base building blocks (monomers). The monomers are then filtered, purified and repolymerized to create virgin-quality polyester plastic suitable for use in in food-grade packaging.

Common shares of the Company are listed on the Nasdaq Global Market under the symbol “LOOP.”

For more information, please visit www.loopindustries.com. Follow us on Twitter: @loopindustries, Instagram: loopindustries, Facebook: www.facebook.com/Loopindustrie/ and LinkedIn: www.linkedin.com/company/loop-industries/

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Forward-Looking Statements

This news release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) commercialization of our technology and products, (ii) our status of relationship with partners, including Indorama Ventures Limited, (iii) development and protection of our intellectual property and products, (iv) industry competition, (v) our need for and ability to obtain additional funding, (vi) regulatory and legal compliance, (vii) our ability to continue as a going concern and raise funds sufficient to support our ongoing operations, (viii) building our manufacturing facility, (ix) our ability to sell our products in order to generate revenues, (x) our proposed business model and our ability to execute thereon, (xi) adverse effects on the Company’s business and operations as a result of increased regulatory, media or financial reporting issues and practices, rumors or otherwise, and (xii) other factors discussed in our subsequent filings with the SEC. More detailed information about Loop and the risk factors that may affect the realization of forward looking statements is set forth in our filings with the Securities and Exchange Commission (“SEC”). Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Inquiries:

Jason Assad

LR Advisors LLC.

678-570-6791

jwassad@bellsouth.net

Media Inquiries:

Nelson Switzer

Loop Industries

+1 (450) 951-8555 ext. 230

nswitzer@loopindustries.com

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